Exhibit 10.6
TRINITY INDUSTRIES, INC.

NON-EMPLOYEE DIRECTOR
RESTRICTED STOCK UNIT AGREEMENT

THIS NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”), by and between TRINITY INDUSTRIES, INC. (hereinafter called the “Company”) and [FIRST NAME] [LAST NAME] (hereinafter called, the “Director”), is made as of [ DATE] (the “Date of Grant”);

WHEREAS, the Company has established the Fourth Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan (the “Plan”), and which Plan is made a part hereof;

WHEREAS, the Board of Directors of the Company has determined that the Director be granted Restricted Stock Units subject to the terms of the Plan and the terms stated below, as hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained, the parties hereto agree as follows:

1.	Grant of Restricted Stock Units.

Subject to the terms and conditions of the Plan, this Agreement and the restrictions set forth below, the Company hereby grants to the Director [TOTAL SHARES GRANTED,] Restricted Stock Units (the “Units”), and hereby credits such Units to a separate account maintained on the books of the Company. Each Unit shall be subject to conversion into one Share, as herein provided.

2.	Vesting; Forfeiture.

The Units will become vested as follows: 100% of the Units on the first anniversary of the Date of Grant, or if earlier (i) upon death of the Director, (ii) upon the termination of the Director’s service for Disability (as defined in the Plan), or (iii) with the consent of the Board, in its sole discretion (such vested Units being referred to herein as, the “Vested Units”). Subject to Section 18 of the Plan, upon a Change in Control (as defined in the Plan), the vesting of the unvested Units shall not be accelerated, but rather the Units shall continue to vest in accordance with the schedule set forth above. All of the unvested Units shall be forfeited by the Director to the Company if, prior to vesting in accordance with this Section 3, the Director ceases to be a director of the Company (or otherwise terminates service with the Company) for any reason, which termination shall be evidenced by written notice from the Company or from the Director. Upon forfeiture, all of the Director’s rights with respect to the forfeited Units shall cease and terminate, without any further obligations on the part of the Company.

3.	Stockholder Status.

The Director will have no rights as a stockholder (including, without limitation, the right to vote and to receive dividends) with respect to the Units covered by this Agreement until the issuance of Shares to the Director (in certificated or book-entry form) upon the conversion of the Units into Shares. The Director, by his or her execution of this Agreement, agrees to execute any documents requested by the Company in connection with the conversion of the Units. Except as otherwise provided in Sections 4 and 7 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such Shares.

4.	Divided Equivalents.

The Company also grants to the Director a Dividend Equivalent Right with respect to the Units, whereby if on any date the Company shall pay any dividend or other distribution on Shares (other than a dividend in Shares), then with respect to each Unit, an amount equal to the amount of the dividend or distribution per Share shall be credited to the account of the Director maintained on the books of the Company (the “Dividend Equivalents”), and shall be paid to the Director (in cash or Shares, in the discretion of the Human Resources Committee (the “Committee”)) at the time Vested Units are converted in accordance with Section 5 below. If the underlying Units are forfeited, the Director shall have no right to the Dividend Equivalents related to such forfeited Units and shall forfeit such Dividend Equivalents as well.

5.	Form and Timing of Payment.

Subject to the conditions hereinafter set forth, on or within sixty (60) days of the date of the Director’s “separation from service” (within the meaning of Section 409A of the Code), the Company shall convert the Vested Units into the number of whole Shares equal to the number of Vested Units, and shall deliver such Shares (plus any Dividend Equivalents credited to the Director) to the Director or the Director’s personal representative.

6.	No Rights of Continued Service.

Neither the Plan nor this Agreement nor any provisions under either shall be construed to confer upon the Director any right to remain a director of the Company, and nothing herein shall be construed in any manner to interfere in any way with the right of the Company to terminate the Director’s service at any time.

7.	Adjustment of Number of Restricted Shares.

The number of Units awarded pursuant to this Agreement and the Shares to be delivered with respect to the Units shall be subject to adjustment in accordance with Section 20 of the Plan.

8.	Interpretation of this Agreement.

The administration of the Plan has been vested in the Committee, and all questions of interpretation and application of this Agreement shall be subject to determination by a majority of the members of the Committee, which determination shall be final and binding on the Director.

9.	Entire Agreement.

This Agreement together with the Plan supersede any and all other prior understandings, negotiations and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. The Director acknowledges that the Director is relying solely on the Director’s own judgment in entering into this Agreement, and not on any communications, promises, or representations of the Company or its agent, except as expressly contained in this Agreement. The Committee may amend this Agreement without the Director’s consent provided that it concludes that such amendment is not materially adverse to the Director, or is permitted under Section 20 of the Plan. Except as provided by the immediately preceding sentence, no change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties.

10.	Law Governing.

This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Texas (excluding any conflict of laws rule or principle of Texas law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state).

11.	Notice.

Any notice required or permitted to be delivered hereunder shall be in writing and shall be deemed to be delivered only when actually received by the Company or the Director, as the case may be, at the addresses set forth below (or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith):

(a)
Notice to the Company shall be sent electronically to compensation@trin.net or in hard copy addressed and delivered as follows: Trinity Industries, Inc., 2525 Stemmons Freeway, Dallas, Texas 75207, Attention: Corporate Benefits Department.

(b)	Notice to the Director shall be sent electronically to the Director’s Company e-mail address or, in hard copy addressed and delivered to the Director’s address then on file with the Company.

12.	Code Section 409A.

The parties intend this Agreement to be exempt from or compliant with the requirements of Section 409A of the Code and agree to interpret this Agreement at all times in accordance with such intent. Notwithstanding the foregoing, the Company makes no representations, warranties, or guarantees regarding the tax treatment of this Agreement under Section 409A of the Code or otherwise, and has advised the Director to obtain his or her own tax advisor regarding this Agreement.

13.	Tax Requirements.

The Director shall be liable for any and all taxes arising out of this Agreement, the conversion of the Units or otherwise hereunder.

14.	Acceptance.

The grant of the Units (and Dividend Equivalent Right) under this Agreement is subject to and conditioned upon the Director’s acceptance of the terms hereof.

* * * * * * * *

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Director, to evidence his or her consent and approval of all the terms hereof, has duly executed this Agreement, as of the Date of Grant.

Trinity Industries, Inc.

By:	_________________________________
Name:	_________________________________
Title:	_________________________________

DIRECTOR
___________________________________________
Name: [FIRST NAME] [LAST NAME]